NEWS RELEASE	220 Liberty Street Warsaw, NY 14569

For Additional Information:
Karl F. Krebs
Executive VP & CFO
Phone: 585.786.1125
Email: KFKrebs@fiiwarsaw.com

Financial Institutions, Inc. Reports Quarterly Net Income Increase of 16% to $6.7 Million

WARSAW, N.Y., July 25, 2012 — Financial Institutions, Inc. (Nasdaq: FISI) (the “Company”), the parent company of Five Star Bank, today announced financial results for the second quarter ended June 30, 2012. Net income was $6.7 million for the second quarter of 2012, a 16% increase compared with $5.7 million for the second quarter of 2011, bringing the Company’s net income for the first half of 2012 to $12.9 million compared to $11.5 million in 2011. After preferred dividends, second quarter earnings per diluted share was $0.46 compared with $0.39 per share for the second quarter of 2011. On a year to date basis, diluted earnings per share increased $0.16 or 22% to $0.88 per share as compared to $0.72 per share for the same period last year.

Highlights for the second quarter of 2012 were as follows:

•	Increased quarterly dividend on common stock by 8% from $0.13 to $0.14 per share

•	First Niagara branch acquisition closed and fully converted on June 22, 2012

- Assumed deposits of $129.3 million and acquired in-market performing loans of $58.6 million at closing

•	Net interest income increased $1.1 million or 6% compared to the second quarter of 2011

•	Realized pre-tax gains of $1.2 million from the sales of investment securities

•	Continued strong quarterly performance

- Return on average assets of 1.08%

- Return on average common equity of 11.12%

- Return on average tangible common equity of 13.36%

•	Excluding loans acquired from First Niagara, total loans grew $45.0 million during the second quarter

•	Capital ratios remain well above regulatory minimums

- Tangible common equity to tangible assets of 7.20%

- Leverage ratio of 8.27%

- Total risk-based capital of 12.64%

•	Common and tangible book value per share increased to $16.61 and $13.44, respectively, at June 30, 2012

“Our consistent, relationship-focused approach to community banking is making a positive difference for our customers and the company, as evidenced by our outstanding operating performance in the second quarter,” said Peter G. Humphrey, President and Chief Executive Officer. “Along with the recent acquisition of four retail branch locations, commercial and indirect loan volumes have helped strengthen our presence in a very competitive environment.”

On June 22, Five Star Bank completed its acquisition of four First Niagara Bank, N.A. retail branch locations in the Upstate New York communities of Batavia, Brockport, Medina, and Seneca Falls. Accounts were promptly converted to Five Star Bank’s systems with minimal disruption to customers and operations. Five Star Bank is also slated to close on the acquisition of four HSBC Bank USA, N.A. retail branch locations in the communities of Albion, Elmira, Elmira Heights, and Horseheads in mid-August, subject to regulatory approval.

“The success of our recent conversion is a testament to the scalability of our entire Five Star Bank team and we look forward to repeating that success with our HSBC branch conversion next month,” said Humphrey. “We believe our ability to complete these transitions quickly, coupled with Five Star Bank’s strong community banking brand recognition, provide us many benefits and an immediate opportunity to strengthen our competitive advantage in the Western and Central New York market areas.”

“Our second quarter results include $1.0 million of pre-tax expense or $0.04 per diluted share after taxes related to the recent acquisition of the four First Niagara branches,” said Karl Krebs, Executive Vice President and Chief Financial Officer.

Net Interest Income and Net Interest Margin

Net interest income totaled $21.4 million for the three months ended June 30, 2012, an increase of $1.1 million or 6% compared with the second quarter of 2011. Average earning assets increased $184.1 million or 9% in the second quarter of 2012 compared with the second quarter last year, due to growth in the loan portfolio. Average total loans were up $183.2 million or 13% during the second quarter of 2012 compared to the second quarter of 2011, including a double digit increase in the commercial, home equity and consumer indirect portfolios.

The net interest margin on a tax-equivalent basis was 3.89% in the second quarter of 2012, compared with 4.00% in the second quarter of 2011. The Company’s yield on earning-assets decreased 38 basis points in the second quarter of 2012 compared with the same quarter last year, a result of cash flows being reinvested in the current low interest rate environment, which includes the impact of investing the excess cash from our branch acquisition into low yielding securities. The cost of interest-bearing liabilities decreased 34 basis points compared with the second quarter of 2011, primarily a result of the redemption of the Company’s 10.20% junior subordinated debentures during the third quarter of 2011 as well as the continued re-pricing of the Company’s certificates of deposit.

Noninterest Income

Noninterest income totaled $6.7 million in the second quarter of 2012, compared with $5.0 million in the second quarter of 2011. Reflected in those amounts were net pre-tax gains on investment securities of $1.2 million in the second quarter of 2012 and $4 thousand in the second quarter of 2011. The Company recognized gains from the sale of two pooled trust-preferred securities that had been written down in prior periods and included in non-performing assets.

Excluding gains from investment securities in both periods, noninterest income in the second quarter of 2012 totaled $5.5 million, compared with $5.0 million in the same quarter last year. The improvement in noninterest income as compared with the earlier quarter resulted predominantly from increases in company owned life insurance, loan servicing income and net gains from the sale of loans held for sale, partially offset by a decline in service charges on deposit accounts. An additional $18.0 million investment in company owned life insurance during the third quarter of 2011 was largely responsible for the $162 thousand increase in company owned life insurance income. A decrease in the valuation allowance for capitalized mortgage servicing assets resulted in the $160 thousand increase in loan servicing income. Gains from the sale of residential mortgage loans held for sale were $208 thousand higher than in the second quarter of 2011 due to increased origination volume. Service charges on deposit accounts were down $269 thousand in the second quarter primarily due to lower overdraft fee income.

Noninterest Expense

Noninterest expense in the second quarter of 2012 totaled $16.6 million, compared with $15.2 million in the second quarter of 2011. Included in the 2012 amount are branch acquisition-related expenses considered to be non-operating in nature. Exclusive of those expenses, noninterest operating expense was $15.6 million in the second quarter of 2012, an increase of $435 thousand from the same period last year. When comparing the second quarter of 2012 to the same quarter in 2011, the higher level of operating expense was due, in large part, to an increase in other noninterest expense, which included $249 thousand of severance expense associated with the retirement of one of our executive officers during the second quarter of 2012.

Balance Sheet and Capital Management

Total loans were $1.624 billion at June 30, 2012, up $103.1 million or 7% from March 31, 2012 and up $139.4 million or 9% from December 31, 2011. At June 30, 2012, total loans included $58.1 million in loans obtained in the First Niagara branch acquisition. Total investment securities were $787.2 million at June 30, 2012, up $63.5 million from March 31, 2012 and up $136.4 million from December 31, 2011.

Deposits were $2.135 billion at June 30, 2012, an increase of $68.7 million from the end of the first quarter and up $203.7 million compared with the end of 2011, largely due to $129.3 million in retail deposits assumed from the First Niagara branch acquisition. Public deposit balances decreased to 23% of total deposits at June 30, 2012, compared to 26% and 20% of total deposits at March 31, 2012 and December 31, 2011, respectively, due largely to the seasonality of municipal cash flows and the impact of the branch acquisition. The Company’s deposit mix remains favorably weighted in lower cost demand, savings and money market accounts, which comprised 67% of total deposits at the end of the second quarter.

Shareholders’ equity was $246.9 million at June 30, 2012, compared with $240.0 million at March 31, 2012 and $237.2 million at December 31, 2011. Net income for the quarter increased shareholders’ equity by $6.7 million, which was partially offset by common and preferred stock dividends of $2.3 million. Accumulated other comprehensive income included in shareholders’ equity increased $2.4 million during the second quarter due primarily to higher net unrealized gains on securities available for sale.The Company’s leverage ratio and total risk-based capital ratio decreased to 8.27% and 12.64%, respectively, at June 30, 2012, compared to 8.80% and 13.47%, respectively, at March 31, 2012, all of which exceeded the regulatory thresholds required to be classified as a “well capitalized” institution as established by the Company’s primary banking regulators. Balance sheet growth, primarily related to the completed and upcoming branch acquisitions, resulted in the lower capital ratios.

In the second quarter 2012, U.S. banking regulators issued proposed rules for the U.S. adoption of the Basel III regulatory capital framework. The proposals narrow the definition of capital, increase the minimum levels of required capital, introduce capital buffers and increase the risk weights for various asset classes. On a fully-phased-in pro forma basis, the Company is currently estimated to exceed the proposed capital levels.

In his concluding remarks, Mr. Humphrey added, “We are committed to enhancing shareholder value by utilizing our earnings to support future growth of the balance sheet and returning a portion of earnings to shareholders as future cash dividends. Our Board of Directors believes this represents a prudent and balanced approach to rewarding shareholders for their support while continuing to grow the Company. This is evidenced by our recent acquisition as well as an 8% increase in our quarterly dividend to 14 cents per share.”

Credit Quality

Non-performing loans increased to $11.3 million or 0.70% of total loans at June 30, 2012, compared to $8.2 million or 0.54% of total loans at March 31, 2012 and $7.1 million or 0.48% of total loans at December 31, 2011. The increase in non-performing loans is primarily attributable to two commercial relationships. Our ratio of non-performing loans to total loans continues to compare favorably to the average of our peer group, which was 3.05% of total loans at March 31, 2012, the most recent period for which information is available (Source: Federal Financial Institutions Examination Council — Bank Holding Company Performance Report as of March 31, 2012 — Top-tier bank holding companies having consolidated assets between $1 billion and $3 billion).

Net charge-offs of $1.1 million represented 0.29% of average loans on an annualized basis compared to $882 thousand or 0.24% in the first quarter of 2012. The provision for loan losses was $1.5 million for the second quarter of 2012, compared to $1.4 million for the first quarter of 2012. For the first six months of 2012, the provision for loan losses exceeded net charge-offs by $860 thousand as we continue to maintain the allowance for loan losses consistent with the growth in our loan portfolio and trends in asset quality.

The allowance for loan losses was $24.1 million at June 30, 2012, compared with $23.8 million at March 31, 2012 and $23.3 million at December 31, 2011. The ratio of the allowance for loan losses to total loans was 1.49% at June 30, 2012, compared with 1.56% at March 31, 2012 and 1.57% at December 31, 2011. Contributing to this ratio decline were the loans obtained in the First Niagara branch acquisition, which were recorded at fair market value as of the acquisition date with no allowance carried over. The ratio of allowance for loan losses to non-performing loans was 213% at June 30, 2012, compared with 289% at March 31, 2012 and 329% at December 31, 2011.

About Financial Institutions, Inc.

With over $2.6 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 70 ATMs in Western and Central New York State. Five Star Investment Services provides investment advice, brokerage and insurance products and services within the same New York State markets. Financial Institutions, Inc. and its subsidiaries employ over 600 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Non-GAAP Financial Information

This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). We believe that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, we believe the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the company’s ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, whether it experiences greater credit losses than expected, the attitudes and preferences of its customers, its ability to successfully integrate recently acquired bank branches and profitably operate newly opened bank branches, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors and other factors that could affect the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

*****

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)

(Amounts in thousands, except per share amounts)

	2012		2011
	June 30,	March 31,	December 31,	September 30,	June 30,

SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$61,813	77,025	57,583	67,601	46,084
Investment securities:
Available for sale	765,216	699,497	627,518	679,487	706,958
Held-to-maturity	22,016	24,196	23,297	23,127	24,091

Total investment securities	787,232	723,693	650,815	702,614	731,049
Loans held for sale	1,682	2,053	2,410	2,403	14,511
Loans:
Commercial business	245,437	233,764	233,836	223,796	217,430
Commercial mortgage	413,983	406,521	393,244	381,541	357,463
Residential mortgage	142,900	112,148	113,911	116,432	120,789
Home equity	264,911	237,019	231,766	222,640	215,637
Consumer indirect	531,645	508,085	487,713	465,910	431,611
Other consumer	25,278	23,491	24,306	24,808	25,122

Total loans	1,624,154	1,521,028	1,484,776	1,435,127	1,368,052
Allowance for loan losses	24,120	23,763	23,260	22,977	20,632

Total loans, net	1,600,034	1,497,265	1,461,516	1,412,150	1,347,420
Total interest-earning assets (2) (3)	2,389,171	2,226,472	2,115,622	2,115,822	2,094,684
Goodwill and other intangible assets, net	43,858	37,369	37,369	37,369	37,369
Total assets	2,622,751	2,460,820	2,336,353	2,358,811	2,282,944
Deposits:
Noninterest-bearing demand	422,165	404,186	393,421	395,267	358,574
Interest-bearing demand	420,386	435,701	362,555	404,925	376,306
Savings and money market	584,278	530,754	474,947	476,122	438,173
Certificates of deposit	708,442	695,928	700,676	707,357	699,186

Total deposits	2,135,271	2,066,569	1,931,599	1,983,671	1,872,239
Borrowings	200,824	117,347	150,698	103,075	159,097
Total interest-bearing liabilities	1,913,930	1,779,730	1,688,876	1,691,479	1,672,762
Shareholders’ equity	246,946	239,962	237,194	240,855	233,733
Common shareholders’ equity (4)	229,473	222,489	219,721	223,376	216,254
Tangible common shareholders’ equity (1)	185,615	185,120	182,352	186,007	178,885
Unrealized gain on investment securities, net of tax	$14,487	12,316	13,570	14,743	11,486
Common shares outstanding	13,812	13,812	13,803	13,806	13,806
Treasury shares	350	350	359	356	356
CAPITAL RATIOS AND PER SHARE DATA:
Leverage ratio	8.27%	8.80	8.63	8.67	9.30
Tier 1 risk-based capital	11.39%	12.22	12.20	12.23	13.71
Total risk-based capital	12.64%	13.47	13.45	13.49	14.96
Common equity to assets	8.75%	9.04	9.40	9.47	9.47
Tangible common equity to tangible assets (1)	7.20%	7.64	7.93	8.01	7.97
Common book value per share	$16.61	16.11	15.92	16.18	15.66
Tangible common book value per share (1)	13.44	13.40	13.21	13.47	12.96

(1) See Appendix A – Non-GAAP Reconciliation for the computation of this Non-GAAP measure.

(2) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(3) Includes nonaccrual loans.

(4) Excludes preferred shareholders’ equity.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

			Quarterly Trends
	Six months ended		2012			2011
	June 30,		Second	First	Fourth	Third	Second
	2012	2011	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA:
Interest income	$47,181	47,469	23,731	23,450	23,875	23,774	23,830
Interest expense	4,852	7,378	2,343	2,509	2,721	3,156	3,577

Net interest income	42,329	40,091	21,388	20,941	21,154	20,618	20,253
Provision for loan losses	2,844	2,138	1,459	1,385	2,162	3,480	1,328

Net interest income after provision
for loan losses	39,485	37,953	19,929	19,556	18,992	17,138	18,925

Noninterest income:
Service charges on deposits	3,809	4,348	1,974	1,835	2,074	2,257	2,243
ATM and debit card	2,149	2,139	1,072	1,077	1,103	1,117	1,123
Broker-dealer fees and commissions	1,021	788	434	587	500	541	402
Loan servicing	503	598	409	94	173	64	249
Company owned life insurance	867	545	441	426	457	422	279
Net gain on sale of loans held for sale	658	341	325	333	221	318	117
Net gain on investment securities	1,568	7	1,237	331	656	2,340	4
Impairment charge on investment securities	(91)	—	—	(91)	(18)	—	—
Net gain (loss) on sale of other assets	35	37	29	6	23	7	(8)
Other	1,622	1,319	769	853	578	970	565

Total noninterest income	12,141	10,122	6,690	5,451	5,767	8,036	4,974

Noninterest expense:
Salaries and employee benefits	17,753	17,255	8,822	8,931	9,080	9,104	8,854
Occupancy and equipment	5,485	5,487	2,715	2,770	2,659	2,722	2,644
Professional services	1,791	1,253	1,080	711	794	570	571
Computer and data processing	1,486	1,251	886	600	583	603	648
Supplies and postage	1,031	876	573	458	441	461	424
FDIC assessments	601	775	304	297	301	437	168
Advertising and promotions	238	418	137	101	364	477	253
Loss on extinguishment of debt	—	—	—	—	—	1,083	—
Other	3,853	3,188	2,064	1,789	2,057	1,555	1,591

Total noninterest expense	32,238	30,503	16,581	15,657	16,279	17,012	15,153

Income before income taxes	19,388	17,572	10,038	9,350	8,480	8,162	8,746
Income tax expense	6,536	6,033	3,382	3,154	2,718	2,664	3,027

Net income	$12,852	11,539	6,656	6,196	5,762	5,498	5,719

Preferred stock dividends	737	2,445	368	369	369	368	370
Net income available to
common shareholders	$12,115	9,094	6,288	5,827	5,393	5,130	5,349

FINANCIAL RATIOS AND STOCK DATA:
Earnings per share – basic	$0.89	0.73	0.46	0.43	0.39	0.38	0.39
Earnings per share – diluted	$0.88	0.72	0.46	0.42	0.39	0.37	0.39
Cash dividends declared on common stock	$0.27	0.22	0.14	0.13	0.13	0.12	0.12
Common dividend payout ratio (2)	30.34%	30.14	30.43	30.23	33.33	31.58	30.77
Dividend yield (annualized)	3.22%	2.70	3.34	3.23	3.20	3.34	2.93
Return on average assets	1.07%	1.04	1.08	1.06	0.98	0.95	1.01
Return on average equity	10.65%	10.43	10.94	10.36	9.44	9.07	10.03
Return on average common equity (3)	10.82%	9.64	11.12	10.51	9.53	9.13	10.17
Return on average tangible common equity (1)	12.99%	11.99	13.36	12.62	11.43	10.97	12.35
Efficiency ratio (1)	59.52%	59.32	60.41	58.59	60.49	62.97	58.68
Stock price (Nasdaq: FISI):
High	$17.99	20.36	17.66	17.99	17.26	17.98	17.93
Low	$15.22	15.20	15.51	15.22	12.18	13.63	15.20
Close	$16.88	16.42	16.88	16.17	16.14	14.26	16.42

(1) See Appendix A – Non-GAAP Reconciliation for the computation of this Non-GAAP measure.

(2) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period.

(3) Net income available to common shareholders divided by average common equity.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)

(Amounts in thousands)

			Quarterly Trends
	Six months ended		2012		2011
	June 30,		Second	First	Fourth	Third	Second
	2012	2011	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES:
Federal funds sold and interest-earning deposits	$94	186	94	94	94	93	116
Investment securities (2)	670,157	698,138	715,431	624,883	654,260	692,944	714,490
Loans (3):
Commercial business	234,901	209,977	237,936	231,865	225,274	216,980	212,260
Commercial mortgage	406,939	361,247	411,871	402,007	392,493	368,071	361,265
Residential mortgage	114,893	125,915	115,621	114,166	116,320	118,952	123,294
Home equity	237,879	210,558	242,208	233,550	226,597	217,808	212,439
Consumer indirect	506,360	424,818	517,859	494,861	477,017	450,813	431,728
Other consumer	23,487	24,971	23,420	23,554	24,168	24,644	24,717

Total loans	1,524,459	1,357,486	1,548,915	1,500,003	1,461,869	1,397,268	1,365,702
Total interest-earning assets	2,194,710	2,055,810	2,264,440	2,124,980	2,116,223	2,090,305	2,080,308
Goodwill and other intangible assets, net	37,694	37,369	38,020	37,369	37,369	37,369	37,369
Total assets	2,408,309	2,245,197	2,473,888	2,342,730	2,322,303	2,294,856	2,268,359
Interest-bearing liabilities:
Interest-bearing demand	401,037	393,842	409,720	392,353	378,584	366,567	391,899
Savings and money market	530,622	451,447	553,701	507,543	464,904	436,336	468,130
Certificates of deposit	696,237	719,943	689,103	703,372	703,571	706,435	707,608
Borrowings	129,906	87,888	162,718	97,093	127,914	155,534	97,794

Total interest-bearing liabilities	1,757,802	1,653,120	1,815,242	1,700,361	1,674,973	1,664,872	1,665,431
Noninterest-bearing demand deposits	392,753	354,213	398,353	387,153	388,670	375,518	358,349
Total deposits	2,020,649	1,919,445	2,050,877	1,990,421	1,935,729	1,884,856	1,925,986
Total liabilities	2,165,632	2,022,098	2,229,046	2,102,217	2,080,177	2,054,477	2,039,750
Shareholders’ equity	242,677	223,099	244,842	240,513	242,126	240,379	228,609
Common equity (4)	225,204	190,328	227,369	223,040	224,649	222,900	211,051
Tangible common equity (1)	$187,510	152,959	189,349	185,671	187,280	185,531	173,682
Common shares outstanding:
Basic	13,686	12,489	13,697	13,675	13,636	13,635	13,631
Diluted	13,742	12,593	13,750	13,733	13,722	13,704	13,707
SELECTED AVERAGE YIELDS:
(Tax equivalent basis)
Federal funds sold and interest-earning deposits	0.25%	0.22	0.21	0.29	0.18	0.18	0.22
Investment securities	2.75%	2.98	2.68	2.83	2.79	2.95	2.96
Loans	5.15%	5.66	5.06	5.24	5.38	5.45	5.60
Total interest-earning assets	4.42%	4.75	4.31	4.53	4.58	4.62	4.69
Interest-bearing demand	0.15%	0.17	0.14	0.15	0.15	0.16	0.16
Savings and money market	0.20%	0.24	0.18	0.22	0.23	0.23	0.24
Certificates of deposit	1.08%	1.48	1.03	1.13	1.22	1.31	1.42
Borrowings	0.44%	2.85	0.43	0.46	0.45	1.10	2.63
Total interest-bearing liabilities	0.56%	0.90	0.52	0.59	0.64	0.75	0.86
Net interest rate spread	3.86%	3.85	3.79	3.94	3.94	3.87	3.83
Net interest rate margin	3.97%	4.02	3.89	4.05	4.07	4.02	4.00

(1) See Appendix A – Non-GAAP Reconciliation for the computation of this Non-GAAP measure.

(2) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(3) Includes nonaccrual loans.

(4) Excludes preferred shareholders’ equity.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands)

	2012		2011
	June 30,	March 31,	December 31,	September 30,	June 30,

ASSET QUALITY DATA:
Allowance for Loan Losses
Beginning balance	$23,763	23,260	22,977	20,632	20,119
Net loan charge-offs (recoveries):
Commercial business	(11)	(22)	880	14	115
Commercial mortgage	166	105	131	36	11
Residential mortgage	99	36	89	(9)	7
Home equity	82	(5)	39	121	148
Consumer indirect	661	668	652	855	402
Other consumer	105	100	88	118	132

Total net charge-offs	1,102	882	1,879	1,135	815
Provision for loan losses	1,459	1,385	2,162	3,480	1,328

Ending balance	$24,120	23,763	23,260	22,977	20,632

Supplemental information
Period end loans:
Originated loans	$1,566,025	1,521,028	1,484,776	1,435,127	1,368,052
Acquired loans	58,129	—	—	—	—

Total loans	$1,624,154	1,521,028	1,484,776	1,435,127	1,368,052

Allowance for loan losses to total loans	1.49%	1.56	1.57	1.60	1.51
Allowance for loan losses for originated
loans to originated loans	1.54%	1.56	1.57	1.60	1.51
Net charge-offs (recoveries) to average loans (annualized):
Commercial business	-0.02%	-0.04	1.55	0.03	0.22
Commercial mortgage	0.16%	0.10	0.13	0.04	0.01
Residential mortgage	0.34%	0.13	0.30	-0.03	0.02
Home equity	0.14%	-0.01	0.07	0.22	0.28
Consumer indirect	0.51%	0.54	0.54	0.75	0.37
Other consumer	1.80%	1.70	1.44	1.90	2.14
Total loans	0.29%	0.24	0.51	0.32	0.24
Non-performing loans:
Commercial business	4,150	1,863	1,259	2,380	712
Commercial mortgage	3,598	3,040	2,928	2,330	2,862
Residential mortgage	1,918	1,929	1,644	1,996	2,262
Home equity	973	934	682	501	472
Consumer indirect	695	444	558	586	667
Other consumer	4	12	5	4	4

Total non-performing loans	11,338	8,222	7,076	7,797	6,979
Foreclosed assets	270	258	475	582	599
Non-performing investment securities	1,145	1,505	1,636	5,341	6,963

Total non-performing assets	$12,753	9,985	9,187	13,720	14,541

Total non-performing loans to total loans	0.70%	0.54	0.48	0.54	0.51
Total non-performing loans to originated loans	0.72%	0.54	0.48	0.54	0.51
Total non-performing assets to total assets	0.49%	0.41	0.39	0.58	0.64
Allowance for loan losses to non-performing loans	213%	289	329	295	296

FINANCIAL INSTITUTIONS, INC.
Appendix A — Non-GAAP Reconciliation (Unaudited)
(In thousands, except per share amounts)

	Six months ended		2012			2011
	June 30,		Second	First	Fourth	Third	Second
	2012	2011	Quarter	Quarter	Quarter	Quarter	Quarter
Computation of efficiency ratio:
Noninterest expense	$32,238	30,503	16,581	15,657	16,279	17,012	15,153
Other real estate owned expense	(59)	(98)	(22)	(37)	(75)	(120)	(39)

Adjusted noninterest expense (non-GAAP)	$32,179	30,405	16,559	15,620	16,204	16,892	15,114
Net interest income on a tax equivalent basis	$43,404	41,139	21,956	21,448	21,657	21,129	20,787
Noninterest income	12,141	10,122	6,690	5,451	5,767	8,036	4,974
Net gain on disposal of investment securities	(1,568)	(7)	(1,237)	(331)	(656)	(2,340)	(4)
Impairment charges on investment securities	91	—	—	91	18	—	—

Adjusted total revenue (non-GAAP)	$54,068	51,254	27,409	26,659	26,786	26,825	25,757

Efficiency ratio (non-GAAP) (1)	59.52%	59.32	60.41	58.59	60.49	62.97	58.68
Average tangible common equity:
Average total shareholders’ equity	$242,677	223,099	244,842	240,513	242,126	240,379	228,609
Average goodwill and other intangible assets, net	(37,694)	(37,369)	(38,020)	(37,369)	(37,369)	(37,369)	(37,369)
Average Preferred equity	(17,473)	(32,771)	(17,473)	(17,473)	(17,477)	(17,479)	(17,558)

Average tangible common equity (non-GAAP)	$187,510	152,959	189,349	185,671	187,280	185,531	173,682

Return on average tangible common equity (2)	12.99%	11.99	13.36	12.62	11.43	10.97	12.35
Net operating income:
Net income	$12,852	11,539	6,656	6,196	5,762	5,498	5,719
Branch acquisition expenses, net of tax	704	—	646	58	—	—	—
Net operating income (non-GAAP)	$13,556	11,539	7,302	6,254	5,762	5,498	5,719

Net operating income available to common shareholders:
Net income available to common shareholders	$12,115	9,094	6,288	5,827	5,393	5,130	5,349
Branch acquisition expenses, net of tax	704	—	646	58	—	—	—
Net operating income available to common
shareholders (non-GAAP)	$12,819	9,094	6,934	5,885	5,393	5,130	5,349

Financial ratios computed on an operating basis:
Earnings per share – basic	$0.94	0.73	0.51	0.43	0.39	0.38	0.39
Earnings per share – diluted	$0.93	0.72	0.50	0.43	0.39	0.37	0.39
Weighted average shares outstanding – basic	13,686	12,489	13,697	13,675	13,636	13,635	13,631
Weighted average shares outstanding – diluted	13,742	12,593	13,750	13,733	13,722	13,704	13,707
Efficiency ratio	57.51%	59.32	56.79	58.26	60.49	62.97	58.68
Return on average assets	1.13%	1.04	1.19	1.07	0.98	0.95	1.01
Return on average equity	11.23%	10.43	11.99	10.46	9.44	9.07	10.03
Return on average common equity	11.45%	9.64	12.27	10.61	9.53	9.13	10.17
Return on average tangible common equity	13.75%	11.99	14.73	12.75	11.43	10.97	12.35

(1) Efficiency ratio equals noninterest expense less other real estate expense as a percentage of adjusted total revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities.

(2) Annualized net income divided by average tangible common equity.

FINANCIAL INSTITUTIONS, INC.
Appendix A — Non-GAAP Reconciliation (Unaudited)
(In thousands, except per share amounts)

	2012		2011
	June 30,	March 31,	December 31,	September 30,	June 30,

Ending tangible assets:
Total assets	$2,622,751	2,460,820	2,336,353	2,358,811	2,282,944
Less: Goodwill and other intangible assets, net	43,858	37,369	37,369	37,369	37,369

Tangible assets (non-GAAP)	$2,578,893	2,423,451	2,298,984	2,321,442	2,245,575

Ending tangible common equity:
Total shareholders’ equity	246,946	239,962	237,194	240,855	233,733
Less: Goodwill and other intangible assets, net	43,858	37,369	37,369	37,369	37,369
Less: Preferred equity	17,473	17,473	17,473	17,479	17,479

Tangible common equity (non-GAAP)	$185,615	185,120	182,352	186,007	178,885

Tangible common equity to tangible assets (1)	7.20%	7.64	7.93	8.01	7.97
Common shares outstanding	13,812	13,812	13,803	13,806	13,806
Tangible common book value per share (2)	$13.44	13.40	13.21	13.47	12.96

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by common shares outstanding.